Calculation of Filing Fee Tables
S-4
AXCELIS TECHNOLOGIES INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.001 par value per share	457(a)	25,959,842		$ 2,112,005,617.00	0.0001381	$ 291,667.98
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 2,112,005,617.00		$ 291,667.98
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 291,667.98
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(a) On September 30, 2025, Axcelis Technologies, Inc., a Delaware corporation ("Axcelis"), Veeco Instruments Inc., a Delaware corporation ("Veeco") and Victory Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Axcelis ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of the conditions specified therein, Merger Sub will be merged with and into Veeco (the "Merger"), with Veeco surviving the Merger as a direct, wholly owned subsidiary of Axcelis. At the effective time of the Merger (the "Effective Time"), each share of common stock, par value $0.01 per share, of Veeco ("Veeco Common Stock") issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 0.3575 (the "Exchange Ratio") validly issued, fully paid and non-assessable shares of common stock, par value $0.001 per share, of Axcelis (the "Axcelis Common Stock", and such shares the "Veeco Common Stock Merger Consideration"). No fractional shares of Axcelis Common Stock will be issued in the Merger, and Veeco stockholders will receive cash in lieu of any fractional shares as part of the Veeco Common Stock Merger Consideration, as specified in the Merger Agreement. (b) Represents the maximum number of shares of Axcelis Common Stock estimated to be issuable at the Effective Time, calculated as the product of (A) the Exchange Ratio and (B) 72,614,943 (the "Number of Veeco Shares Surrendered"), which, calculated as of December 3, 2025, is the sum of (i) 60,284,276 shares of Veeco Common Stock outstanding, (ii) 1,651,792 shares of Veeco Common Stock underlying outstanding awards of Veeco restricted stock units that vest prior to June 30, 2027 and may be issued prior to the Effective Time, (iii) 66,328 shares of Veeco Common Stock underlying outstanding Veeco restricted stock awards granted to a non-employee member of the Veeco board of directors, (iv) 381,250 shares of Veeco Common Stock underlying outstanding awards of Veeco performance stock units that vest prior to June 30, 2027 and may be issued prior to the Effective Time, and (v) 10,231,297 shares of Veeco Common Stock upon conversion of outstanding Veeco Convertible Notes (as defined in the Merger Agreement). (c) Calculated pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act, and solely for the purpose of calculating the registration fee. The proposed maximum aggregate offering price of the securities being registered was calculated based on the product of (i) $29.085, the average of the high and low sales prices per share of Veeco Common Stock on December 2, 2025, as reported by the Nasdaq Global Select Market, and (ii) the Number of Veeco Shares Surrendered.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
72,614,943	$ 29.09	$ 2,112,005,617.00			$ 2,112,005,617.00

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A